Federal Express

                                        December 16, 1999



Thomas J. McQuaid, CPA
Assistant Director and CEO
Boston Biomedical Research Institute, Inc.
20 Staniford Street
Boston, MA 02114

Re: Restated Agreement dated as of February 25, 1992
    ------------------------------------------------

Dear Tom:

         In accordance with our recent discussions and correspondence, the purpose of this letter is to set forth our understanding regarding amendment of the royalty provisions of the captioned Agreement, as previously amended.

         We propose:

          1. that the first sentence of Section 5(a) of such Agreement be amended as follows:

          (a) Epigen agrees to pay to BBRI a royalty of 3% of the NET SELLING PRICE of any product, article, or composition sold by Epigen or any affiliate of Epigen, which product, article, or composition utilizes either the HC Antigen or epiglycanin, whether or not developed via the CARCINOMA ASSAY RESEARCH PROGRAM, for a term ending on the tenth (10th) anniversary of the first sale of any such product.

          2. that the first sentence of Section 5(b) of such Agreement be amended as follows:

          (a) Epigen agrees to pay to BBRI one-half of any royalties or payments and considerations in lieu thereof received by Epigen under any sub-license agreement granted by Epigen for any product, article, or composition sold by such sublicensee which is not an affiliate of Epigen which product, article, or composition utilizes either the HC Antigen or epiglycanin, whether or not developed via the CARCINOMA ASSAY RESEARCH PROGRAM, not to exceed 3% of the NET SELLING PRICE thereof for a term ending on the tenth (10th) anniversary of the first sale of any such product.

          3. that in all other respects such Agreement, as previously amended, shall remain unchanged.

         Should the foregoing accurately set forth our understanding, please sign and return to us a copy of this letter.

                                       Sincerely,

                                       EPIGEN, INC.


                                       By:  /s/:  Donald C. Fresne
                                            ------------------------------------
                                            Donald C. Fresne, Chairman,
                                            President and Chief
                                            Executive Officer


AGREED TO AND ACCEPTED:

BOSTON BIOMEDICAL RESEARCH INSTITUTE, INC.


By:  /s/:  Kathleen G. Morgan
     -------------------------------
Name:  Kathleen G. Morgan, Ph.D.
Title: Director and CEO
Date:  December 17, 1999